UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐          Preliminary Proxy Statement.
☐          Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐          Definitive Proxy Statement.
☒          Definitive Additional Materials.
☐          Soliciting Material Pursuant to § 240.14a-12.

TRUST FOR ADVISED PORTFOLIOS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒          No fee required.
☐          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐          Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Draft - Solicitation Script
Ziegler Floating Rate Fund
Meeting Date: September 29, 2017
Toll Free Number: 844-828-1919

Inbound Greeting:
Thank you for calling [the 1919 Funds]. My name is <name>. How may I assist you today?

General Outbound Greeting:
Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <shareholder’s last name>. My name is < name> and I am <title> at Ziegler Capital Management calling on behalf of the Ziegler Floating Rate Fund to confirm you have received the proxy materials for the special meeting of shareholders scheduled for September 29, 2017. Have you received proxy materials?

Near Meeting Date Outbound Greeting:
Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.< shareholder’s last name>. My name is <name> and I am <title> at Ziegler Capital Management calling on behalf of the Ziegler Floating Rate Fund to confirm you have received the proxy materials for the special meeting of shareholders scheduled in just a few days on September 29, 2017. Have you received proxy materials?

Voting:
Your fund’s board has recommended a vote IN FAVOR of the proposal.  Would you like to vote along with the recommendations of the board for all of your accounts? <If yes, refer to voting instructions on the proxy voting card>.

Thank you.  If you have any questions, please contact us at this toll free number 844-828-1919.

Mr./Ms. <shareholder’s last name>, your vote is important and your time is appreciated.  Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:
Would you like me to review the proposal with you?   <After review, refer to voting instructions on the proxy voting card>.

If not received/Requesting material to be re-mailed:
I can arrange to resend the proxy materials to you. <Pause for response>

1| Page

After review, ask them if they would like to vote:
Your board has recommended a vote IN FAVOR of the proposal.  Would you like to vote along with the recommendations of the board for all of your accounts? <After review, refer to voting instructions on the proxy voting card>.

Thank you.  If you have any questions, please contact us at this toll free number 844-828-1919.

Mr./Ms. <shareholder’s last name>, your vote is important and your time is appreciated.  Thank you and have a good <day, evening, night>.

If they don’t want proposal reviewed:
Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 800-690-6903.

If Not Interested:
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:
Hello, my name is <name> and I am <title> at Ziegler Capital Management calling on behalf of the Ziegler Floating Rate Fund. You should have received proxy material electronically or in the mail concerning the special Meeting of Shareholders to be held on September 29, 2017.

Your vote is very important.  Please sign, date and promptly mail your proxy card in the postage-paid envelope provided.  Internet and telephone voting are also available.  To vote over the Internet or by telephone, please follow the instructions provided in the proxy materials.  If you need new proxy materials, call toll-free at 844-828-1919.  Specialists are available Monday through Friday, 9 am – 10 pm Eastern Time.  Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

2| Page